Exhibit 99.6

Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210

303-691-0680

FOR IMMEDIATE RELEASE
May 6, 2004

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                         ANNOUNCES 55% EARNINGS INCREASE
                          FOR THE 1Q '04 VERSUS 1Q `03

DENVER, COLORADO, May 6, 2004...Birner Dental Management Services, Inc. (NASDAQ SmallCap Market: BDMS), operators of PERFECT TEETH dental practices, announced results for the quarter ended March 31, 2004. The Company reported net income of $429,000, or $.33 per share of common stock on a diluted basis for the quarter ended March 31, 2004, up 55.0% compared to net income of $277,000, or $.18 per share of common stock on a diluted basis for the quarter ended March 31, 2003. The Company's earnings before interest, taxes depreciation and amortization (EBITDA) for the quarter ended March 31, 2004 was $1.3 million, up $109,000 or 9.4%, compared to EBITDA of $1.2 million for the quarter ended March 31, 2003. Total dental group practice revenue increased $803,000 to $11.7 million, or 7.4%, for the quarter ended March 31, 2004 compared to total group practice revenue of $10.9 million for the quarter ended March 31, 2003. The Company did not add any incremental practices during either comparable period, consequently the increase of 7.4% in total group practice revenue is also same-store sales growth. For the quarter ended March 31, 2004, net revenue increased $364,000 to $8.1 million, or 4.7% when compared to net revenue of $7.7 million for the corresponding period in 2003.

During the quarter ended March 31, 2004 the Company repurchased approximately 42,000 shares of Common Stock for approximately $545,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of March 31, 2004 the Company managed 54 dental offices, of which 37 were acquired and 17 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

The company previously announced it would conduct a conference call to review first quarter ended March 31, 2004 results. In addition to current operating results, the teleconference may include discussion of management's expectation of future financial and operating results. The call will be held on Thursday, May 6, 2004, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-800-937-6563 and refer to "Birner Dental Management Services, Inc." approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on May 6th, the rebroadcast number is 1-800-839-0860 with the pass code of 1280. This rebroadcast will be available through May 20, 2004.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer

(303) 691-0680

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                        Quarters Ended March 31,
                                                                   --------------------------------
                                                                        2003                2004
                                                                   -----------          -----------
NET REVENUE (a)                                                    $ 7,728,758          $ 8,092,359

DIRECT EXPENSES:
    Clinical salaries and benefits                                   3,010,839            3,052,005
    Dental supplies                                                    444,597              464,135
    Laboratory fees                                                    599,502              630,196
    Occupancy                                                          863,708              887,558
    Advertising and marketing                                           97,939              146,950
    Depreciation and amortization                                      582,027              472,344
    General and administrative                                         751,240              823,134
                                                                   -----------          -----------
                                                                     6,349,852            6,476,322
                                                                   -----------          -----------
    Contribution from dental offices                                1,378,906            1,616,037

 CORPORATE EXPENSES:
         General and administrative                                    799,838              818,089
         Depreciation and amortization                                  79,982               56,597
                                                                   -----------          -----------
     Operating income                                                  499,086              741,351
     Interest expense, net                                              52,803               26,324
                                                                   -----------          -----------
     Income before income taxes                                        446,283              715,027
     Income tax expense                                                169,586              286,011
                                                                   -----------          -----------

     Net income                                                    $   276,697          $   429,016
                                                                   ===========          ===========

Net income per share of Common Stock:
    Basic                                                          $       .20          $       .36
                                                                   ===========          ===========
    Diluted                                                        $       .18          $       .33
                                                                   ===========          ===========

Weighted average number of shares of Common Stock
and dilutive securities:
    Basic                                                            1,407,292            1,188,651
                                                                   ===========          ===========
    Diluted                                                          1,534,001            1,296,610
                                                                   ===========          ===========



a) Total dental group practice revenues less amounts retained by group practices. Dental practice revenues were $10,912,581 for the quarter ended March 31, 2003 compared with $11,715,637 for the quarter ended March 31, 2004.

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                    December 31,          March 31,
                                                                                       2003                  2004
                                                                                  -------------         ------------
                                                                                                         (Unaudited)
CURRENT ASSETS:
    Cash and cash equivalents                                                     $   1,110,786         $    932,773
    Accounts receivable, net of allowance for doubtful accounts
       of $215,838 and $208,010, respectively                                         2,673,041            3,051,749
    Deferred tax asset                                                                  121,475              121,475
    Prepaid expenses and other assets                                                   736,424              651,455
                                                                                  -------------         ------------
                Total current assets                                                  4,641,726            4,757,452

PROPERTY AND EQUIPMENT, net                                                           2,680,169            2,458,145

OTHER NONCURRENT ASSETS:
    Intangible assets, net                                                           14,732,349           14,542,270
    Deferred charges and other assets                                                   155,461              154,613
                                                                                  -------------         ------------
                Total assets                                                      $  22,209,705          $21,912,480
                                                                                    ===========          ===========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                          $  3,990,467         $  4,702,347
    Income taxes payable                                                                190,883              285,294
    Current maturities of long-term debt                                                351,847              358,578
                                                                                  -------------         ------------
                Total current liabilities                                             4,533,197            5,346,219

LONG-TERM LIABILITIES:
    Deferred tax liability, net                                                         349,801              349,801
    Long-term debt, net of current maturities                                         2,735,576            1,743,394
    Other long-term obligations                                                         179,884              179,266
                                                                                  -------------         ------------
                Total liabilities                                                     7,798,458            7,618,680


SHAREHOLDERS' EQUITY:
    Preferred Stock, no par value, 10,000,000 shares
       authorized; none outstanding                                                           -                    -
    Common Stock, no par value, 20,000,000 shares
       authorized; 1,203,511 and 1,185,010 shares issued and
       outstanding, respectively                                                     12,428,363           11,970,776
    Retained earnings                                                                 1,982,884            2,323,024
                                                                                  -------------         ------------
                Total shareholders' equity                                           14,411,247           14,293,800
                                                                                  -------------         ------------
                Total liabilities and shareholders' equity                        $  22,209,705         $ 21,912,480
                                                                                  =============         ============

Although EBITDA is not a generally accepted accounting principles measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA can be made by adding Depreciation and Amortization Expense, Depreciation and Amortization Expense - Corporate, Interest Expense, Net and Income Tax Expense to Net Income as in the table below.




                                                    Quarters Ended March 31,
                                                 ------------------------------
                                                      2003            2004
                                                 -------------    -------------
RECONCILIATION OF EBITDA:

    Net Income                                   $     276,697    $     429,016
    Depreciation and Amortization                      582,027          472,344
    Depreciation and Amortization - Corporate           79,982           56,597
    Interest Expense, Net                               52,803           26,324
    Income Tax Expense                                 169,586          286,011
                                                 -------------    -------------
     EBITDA                                      $   1,161,095    $   1,270,292
                                                 =============    =============